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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                         ------------------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      January 8, 2001 (December 22, 2000)

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                           PROVINCE HEALTHCARE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

           0-23639                                           62-1710772
   (Commission File Number)                                 (IRS Employer
                                                         Identification No.)

105 WESTWOOD PLACE
SUITE 400
BRENTWOOD, TENNESSEE                                          37027
(Address of Principal Executive Offices)                    (Zip Code)

                                 (615) 370-1377
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS

         Effective December 22, 2000, Province Healthcare Company (the "Company"), through a wholly-owned subsidiary of the Company, sold substantially all of the assets of General Hospital, located in Eureka, California, to St. Joseph Health System. The sale price for the hospital was approximately $26.5 million, plus approximately $5.0 million of working capital.

         With the disposition of the hospital, the Company now owns or leases 14 general acute care hospitals in nine states with a total of 1,326 licensed beds. The Company also provides management services to 40 primarily non-urban hospitals in 16 states with a total of 3,166 licensed beds.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Exhibits

                  99.1 Copy of the press release, dated December 21, 2000, relating to the closing of the transaction in which the Company entered into an agreement to sell substantially all of the assets of General Hospital to St. Joseph Health System.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PROVINCE HEALTHCARE COMPANY



Date: January 8, 2001               By:  /s/  Brenda B. Rector
                                         ---------------------------------------
                                         Brenda B. Rector
                                         Vice President and Controller